Exhibit 107

Calculation of Filing Fee Tables Form F-1

SMART LOGISTICS GLOBAL LIMITED

(Exact Name of Registrant as Specified in its Charter) Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
					Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value US$0.0001 per share(1)(2)(3)	Rule 457(o)	—	—	$6,900,000	0.0001531	$1,056.39
		Total Offering Amounts				$6,900,000	0.0001531	$1,056.39
		Total Fees Previously Paid						-
		Total Fee Offsets						1,056.39
		Net Fee Due						$0

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

(2)

Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional ordinary shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(3)	Includes ordinary shares that may be purchased by the underwriters pursuant to their option to purchase additional ordinary shares to cover over-allotment, if any.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Smart Logistics Global Limited	F-1	333-282504	October 4, 2024		$1,056.39	Equity	Ordinary shares		$6,900,000

Fee Offset Sources	Smart Logistics Global Limited	F-1	333-282504		October 4, 2024						$1,056.39

(5)

We previously registered $6,900,000 of ordinary shares by means of Registration Statement on Form F-1 (File No. 333-282504), as amended, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 4, 2024 and declared effective by the SEC on December 20, 2024 (“Prior Registration Statement”), and the Prior Registration Statement was withdrawn on July 14, 2025. In connection with the filing of the Prior Registration Statement, we made a contemporaneous fee payment in the amount of $1,056.39. No securities have been sold by us under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $1,056.39, the amount of the fee attributable to our unsold securities pursuant to the Prior Registration Statement, is available to offset against the current registration fee for this offering.